As filed with the Securities and Exchange Commission on May 9, 1995

            Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           YORK RESEARCH CORPORATION
- --------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                           YORK RESEARCH CORPORATION
- --------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
    Common Stock
- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
    Common Stock 13,222,369 shares
- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

- --------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

(3) Filing Party:

- --------------------------------------------------------------------------------

(4) Date Filed:

- --------------------------------------------------------------------------------

- --------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            YORK RESEARCH CORPORATION
                                 280 Park Avenue
                                 Suite 2700 West
                            New York, New York 10017
                                 (212) 557-6200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 26, 1996

          The Annual Meeting of the Stockholders of York Research Corporation (a Delaware corporation) will be held at The Intercontinental Hotel, 111 East 48th Street, New York, New York, on Wednesday, June 26, 1996 at 10:00 A.M., for the following purposes:

          1.  to elect directors;

          2. to ratify the appointment of Grant Thornton LLP as the independent certified public accountants for the fiscal year ending February 28, 1997;

and to transact such other business as may properly come before the meeting or adjournments thereof.

          The Board of Directors has fixed the close of business on May 20, 1996 as the time as of which stockholders of record of York Research Corporation who are entitled to notice of and to vote at such meeting shall be determined.


                                        By Order of the Board of Directors



                                        Michael Trachtenberg
                                        Secretary

280 Park Avenue
New York, New York 10017
May 23, 1996

                             -----------------------

                             YOUR VOTE IS IMPORTANT

We encourage you to complete, date, sign and promptly return your proxy card in the enclosed envelope, regardless of whether you plan to attend the meeting.

                            YORK RESEARCH CORPORATION
                                 280 Park Avenue
                                 Suite 2700 West
                            New York, New York  10017
                                 (212) 557-6200


                              PROXY STATEMENT FOR
                       1996 ANNUAL MEETING OF STOCKHOLDERS


          The enclosed proxy is solicited by the Board of Directors (the "Board") of York Research Corporation, a Delaware corporation (the "Company") for voting at the 1996 Annual Meeting of Stockholders of the Company (the "Meeting"). The Meeting will be held on Wednesday, June 26, 1996 at 10:00 a.m., at The Intercontinental Hotel, 111 East 48th Street, New York, New York, for the following purposes: (i) to elect a Class B director (Item 1); and (ii) to ratify the selection of Grant Thornton LLP by the Board as independent certified public accountants for the Company for the fiscal year ending February 28, 1997 (Item 2). As of May 23, 1996, the approximate date on which this Proxy Statement and the accompanying proxy card will first be mailed to stockholders, the Board had no knowledge of any other business to be presented to the Meeting, but if any other business is properly brought before the Meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

          The Company's Annual Report for its fiscal year ended February 28, 1996 is enclosed herewith. Such report is not to be treated as part of these proxy soliciting materials.

          Stockholders of record at the close of business on May 20, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                            EXPENSES OF SOLICITATION

          The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement and all papers which now accompany or may hereafter supplement it. Such solicitation will be made by mail and may also be made by personal solicitation by the Company's regular officers or employees, who will receive no special compensation therefor. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to beneficial owners.

                 NUMBER OF SHARES OUTSTANDING AND VOTING RIGHTS

          The Company presently has authorized 50,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of which 13,222,369 shares were issued and outstanding as of May 6, 1996. The Company also has authorized 10,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Stock"), and 6,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). No shares of Class A Stock or of Preferred Stock were issued and outstanding on the Record Date.

          The holders of shares of Common Stock on the Record Date are entitled to one vote per share on all matters. A quorum for the Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Approval by the holders of a majority of the shares of Common Stock present in person or by proxy and voting at the Meeting, provided a quorum is present, is required (i) for the election of the Class B director (Item 1); and (ii) to ratify the selection of Grant Thornton LLP by the Board as independent certified public accountants for the Company for the fiscal year ending February 28, 1997 (Item
2).

                                     PROXIES

          The proxy solicited by this Proxy Statement may be revoked by the stockholder giving such proxy at any time before the proxy is exercised, and the giving of such proxy will not affect the right of any stockholder to vote in person should he or she find it convenient to attend the Meeting. The shares represented by all properly executed proxies received in time for the Meeting will be voted in accordance with the directions given. Regarding the election of the Class B director (Item 1), stockholders may vote in favor of the nominee or abstain. With respect to the ratification of the appointment of Grant Thornton LLP as independent certified public accountants (Item 2), stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. With respect to both Items 1 and 2, if the stockholder abstains from voting, the shares are considered present at the meeting for such item but, since they are not affirmative votes for the item, they will have the same effect as votes against the item. With respect to broker non-votes on items 1 and 2, the shares are not considered present at the meeting for such items and they are therefore not counted in respect of such items. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such item by reducing the total number of shares from which the majority is calculated.

Item 1.
- -------
                              ELECTION OF DIRECTORS

          The Company's Board of Directors is classified into three classes of directors: Class A, Class B and Class C. A director in each class is elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class are elected and have qualified. A director in Class B is being nominated for election at the Meeting.

          The following person has been nominated for election as director of the Company in the class indicated. The nominee has consented to his nomination and has agreed to serve if elected. If, however, the nominee should not be available for election, the persons named as proxies may vote for other persons in their discretion. Management has no reason to believe that the nominee will be unavailable for election. The Company does not have a nominating committee.

          A brief statement setting forth the age (at the Record Date), the principal occupation during the past five years, the year in which first elected as a director and other information concerning the nominee and the remaining directors whose terms of office will continue beyond the Meeting, appear below:

          Mr. H. Clifton Whiteman (Class B), 70, was elected to the Board of
          -----------------------
Directors in July 1991. From March 1982 through March 1989, Mr. Whiteman served as Executive Vice President of The Bank of Tokyo Trust Company. Following his retirement in April 1989, he was a consultant to The Bank of Tokyo Group in New York City until April 1992. Mr. Whiteman serves on the Board of Directors of Keene Corporation and Teltec Communications Corp.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                             THE NOMINEE NAMED ABOVE

          The term of office of the following directors will continue beyond the
          ----------------------------------------------------------------------
Meeting:
- -------

          Mr. Robert M. Beningson (Class A), 67, was elected a director of the
          -----------------------
Company in October 1981. In February 1982, Mr. Beningson was elected Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Beningson is Chief Executive Officer and Chairman of the Board of each of the Company's subsidiaries. Previously, Mr. Beningson was Chairman of the Board of Directors of the Company between 1968 and 1979.

          Mr. Stanley Weinstein (Class C), 70, was elected to fill a vacancy on
          ---------------------
the Board of Directors in May, 1995. Until 1991, Mr. Weinstein was a partner at Deloitte and Touche, certified public accountants, and since such date, has been an independent consultant.

Executive Officers
- ------------------

          The executive officers of the Company are:

         Name                               Position
         ----                               --------
 Robert M. Beningson   Chairman of the Board, President and Chief
                       Executive Officer

 Michael Trachtenberg  Executive Vice President, Chief Financial Officer,
                       Principal Accounting Officer and Secretary

 Robert C. Paladino    Executive Vice President

          See the description under the heading "ELECTION OF DIRECTORS," above, for background of Robert M. Beningson.

          Michael Trachtenberg, 47, a Certified Public Accountant, joined the
          --------------------
Company in January 1987 and was elected Vice President, Chief Financial Officer and Secretary in March 1987. From November 1985, until joining the Company Mr. Trachtenberg was a financial consultant in private practice. Prior thereto, Mr. Trachtenberg was Vice President-Finance and Chief Financial Officer of S&S Corrugated Paper Machinery Co., Inc. From 1980 to 1984, Mr. Trachtenberg held various positions with Carter Day Industries, Inc., an agricultural equipment manufacturer and energy and environmental systems company, culminating in his appointments as Vice President, Treasurer and Chief Financial Officer.


          Robert C. Paladino, 45, joined the Company in January 1987 and was
          ------------------
elected Executive Vice President in April 1990. From October 1980 until joining the Company , Mr. Paladino was Senior Vice President and General Counsel of NPS Technologies Group, Inc., an engineering and construction company serving the electric utility industry. From 1974 to 1980, Mr. Paladino held various positions with the Edison Electric Institute, the national organization for the investor-owned electric utility industry, culminating in his appointment as Director of Fossil Fuels and Assistant to the President.

          There are no family relationships between or among any directors or executive officers of the Company.


Committees and Meetings of the Board
- ------------------------------------


          The Board has three committees -- the Compensation Committee, the Incentive Stock Option Committee and the Audit Committee. The Compensation Committee reviews the performance of employees of the Company and determines their compensation. The Incentive Stock Option Committee administers the stock option plans of the Company. The Audit Committee oversees the accounting, reporting and audit practices established by management of the Company. Messrs. Weinstein and Whiteman are members of all three Committees. In addition to numerous informal meetings of the Board of Directors during the year, during the fiscal year ended February 28, 1996, the Board met three times, the Compensation Committee met no times, the Incentive Stock Option Committee met no times and the Audit Committee met one time. Each of the directors attended all of the meetings of the Board and each Committee on which he sat during such year.


                            COMPENSATION OF DIRECTORS


          Non-employee directors receive no fees for attending Board or Committee meetings. However, both Mr. Whiteman and Mr. Weinstein serve as consultants to York and render advice, consultation and reports to York on such matters as are requested by the Chairman and Chief Executive Officer or the Board of Directors. In Fiscal 1996, Mr. Whiteman received $24,000 and Mr. Weinstein received $18,000. Also during Fiscal 1996, Mr. Weinstein received warrants to purchase 20,000 shares of common stock at $5.44 per share, the market price at the time of grant. Mr.

Whiteman received a demand loan of $100,000 in Fiscal 1993, which bears interest at prime.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


          The members of the Compensation Committee are Mr. Weinstein and Mr. Whiteman. Mr. Whiteman and Mr. Weinstein provide consulting services to the Company. Compensation for these services is determined by agreement with Mr. Beningson, the Chief Executive Officer of the Company, whose compensation is set by the Compensation Committee.


                      REPORT OF THE COMPENSATION COMMITTEE


          The members of the Compensation Committee (the "Compensation Committee") for the fiscal year ended February 28, 1996 were Messrs. Whiteman and Weinstein.

          The Committee reports as follows:

Compensation Philosophy and Objections

          The guiding principal by which the Committee develops and administers annual and long-term compensation plans is to align the interests and goals of executive management with those of the Company's shareholders. The key elements of this philosophy are:

     1. Establishing base salary plans which provide cash compensation that is commensurate with the operating, financial and strategic goals of the Company. The salaries of executive officers are listed in the Summary Compensation Table. Each of these officers' salaries is reviewed periodically, giving appropriate consideration to the following factors: (a) The individual's performance and contribution, during the period, to the Company's goals; (b) his experience; (c) his level of responsibility for corporate results and functions; (d) internal equity; and (e) external pay practices.

     2. Providing meaningful equity-based incentives for executives and others in the Company to encourage and reward effective management and employee performance, resulting in long-term corporate financial success, as measured by stock price appreciation. Stock option grants only have value to recipients if the price of York's stock appreciates in value from the date the options are granted, a benefit in which York stockholders participate as well.

          The Company's 1993 Incentive Stock Option Plan (the "ISO Plan") is a "qualified" plan under Section 422 of the Internal Revenue Code of 1986, as amended, which was approved by the Company's Stockholders at the Special Meeting in lieu of Annual Meeting held on September 23, 1993. The ISO Plan utilizes vesting periods to encourage key officers and employees to continue in the employ of the Company.
                                   Sincerely,

                                   H. Clifton Whiteman
                                   Stanley Weinstein

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Mr. Beningson is President and a major shareholder of RRR'S Ventures, Ltd. ("RRR'S"), a Connecticut corporation, in which the Chief Financial Officer of the Company is also a minor shareholder, which is a 25% general partner in Warbasse-Cogeneration Technologies Partnership L.P. ("WCTP"). RRR'S is also a general partner in RV Associates L.P. ("RVA"), which is the minority partner in B-41 Associates L.P. ("B-41 LP"), a limited partnership affiliated with the Company. RRR'S is also a 10% general partner in York Cogen Partners L.P. ("YCP"), a limited partner in B-41 LP.

          At February 28, 1996, WCTP was indebted to the Company for approximately $3,216,000 related to operations and maintenance services from current and prior years and indebted to B-41 LP for $28,522,000.

          At February 28, 1996, approximately $75,000 was due to the Company from RRR'S as a result of general partners' and administrative fees due to RRR'S by YCP offset by the cumulative effect of expenses paid by the Company on behalf of RRR'S.

          In Fiscal 1993, RVA received a distribution of $2,000,000 from B-41 LP which is expected to be charged against capital, concurrent with future allocations of income.

          Mr. Beningson is president and the sole shareholder of North American Energy Conservation, Inc. ("NAEC"), in conjunction with which the Company has been arranging wholesale electric power transactions. York acts as a broker for NAEC, to develop and market products and service suppliers and customers. NAEC compensates the Company through brokerage fees, cost reimbursements and success premiums. In fiscal 1996, the Company recognized $1,200,000 as reimbursement of costs, and power brokerage fees of $675,000. At February 28, 1996, NAEC was indebted to the Company for $600,000, which was paid in April, 1996.

          At February 28, 1996, Mr. Beningson was indebted to the Company for $6,971,500 related to the exercise of warrants and purchase of common shares in prior years, Mr. Trachtenberg was indebted to the Company for $214,860 related to the exercise of options, and Mr. Paladino was indebted to the Company for $100,000 related to the exercise of options. All these amounts are non-interest bearing and are payable on demand. At February 28, 1996, Mr. Whiteman was indebted to the Company for $100,000 related to a demand loan which bears interest at prime.

          On April 26, 1990, the Company issued to Mr. Beningson warrants exercisable for 10 years, to purchase 475,000 shares of common stock at a purchase price of $11.00 per share (the closing price of the Company's common stock on that date). On July 16, 1993, the purchase price of Mr. Beningson's 475,000 warrants was reset to $6.00 per share.

          On January 10, 1991, the Company issued to Mr. Beningson warrants exercisable for 10 years to purchase 475,000 shares of common stock at a purchase price of $8.00 per share (the closing price of the Company's common stock on that date). On July 16, 1993, the purchase price of these warrants was reset to $6.00 per share.

          At February 28, 1994, the Company forgave an advance to Mr. Trachtenberg of $147,555, which had been disbursed in Fiscal 1990. The forgiveness of this amount was reflected as compensation expense in Fiscal 1994.

          On July 16, 1993, the Company issued warrants exercisable for 10 years to Mr. Beningson and Mr. Whiteman to purchase 800,000 and 40,000 shares, respectively, of common stock at a purchase price of $6.00 per share (the closing price of the Company's common stock on that date).

          The Company recognizes that potential conflicts of interest may arise by reason of the fact that Mr. Beningson controls RRR'S Ventures, Ltd., NAEC and RVA, and is President and Chief Executive Officer of the Company. Mr. Beningson has advised the Company that in all transactions between or affecting any affiliated entity and the Company he will act in the best interests of the stockholders of the Company, as determined by the Board of Directors of the Company, excluding himself.





                             STOCK PERFORMANCE GRAPH


          The following graph compares the change in the Company's cumulative total shareholder return on its common shares with the Center for Research on Stock Prices (CRSP) Index for NASDAQ Stock Market (U.S. and Foreign) and the CRSP Index for NASDAQ Stocks (SIC 4900-4999 U.S. and Foreign).

               Company        Market         Peer
Date           Index          Index          Index

2/28/91        100.000        100.000        100.000
3/28/91        113.043        106.717        104.931
04/26/91       107.246        109.629        103.021
5/28/91        118.116        110.358        106.458
06/28/91       100.000        105.758        101.593
07/26/91        30.435        109.871        101.934
08/28/91        32.609        117.455        107.676
09/27/91        39.855        117.322        110.922
10/28/91        47.101        118.697        113.075
11/27/91        44.928        117.483        112.779

12/27/91        38.406        127.130        116.209
01/28/92        41.304        139.779        122.350
02/28/92        34.058        142.640        122.667
03/27/92        28.986        136.337        120.004
04/28/92        28.986        126.095        113.122
05/28/92        36.232        130.773        113.303
06/26/92        30.435        123.200        102.994
07/28/92        21.739        128.977        106.806
08/28/92        36.957        127.190        106.676
09/28/92        38.044        129.868        107.573
10/28/92        37.319        135.657        106.749
11/27/92        39.493        146.508        110.992
12/28/92        39.855        150.386        113.584
01/28/93        40.580        156.904        118.342
02/26/93        36.232        151.647        120.927
03/26/93        39.855        154.284        123.637
04/28/93        40.580        149.230        122.219
05/28/93        42.029        158.993        121.005
06/28/93        37.681        159.741        118.025
07/28/93        35.507        160.423        121.968
08/27/93        36.232        166.611        121.751
09/28/93        36.957        173.157        124.327
10/28/93        36.232        176.156        123.981
11/26/93        34.058        171.834        123.049
12/28/93        31.884        173.915        120.806
01/28/94        33.333        181.485        123.957
02/28/94        26.449        180.493        121.037
03/28/94        31.884        176.075        117.849
04/28/94        25.362        166.726        108.841
05/27/94        23.913        166.961        107.629
06/28/94        22.464        159.935        104.311
07/28/94        23.188        162.447        102.264
08/26/94        28.261        173.996        103.313
09/28/94        24.638        173.434        107.340
10/28/94        19.565        177.122        110.281
11/28/94        26.087        170.148        104.629
12/28/94        23.913        169.004        106.390
01/27/95        31.522        172.572        105.861
02/28/95        34.783        180.652        108.971
03/28/95        36.232        187.570        107.369
04/28/95        31.884        191.091        107.215
05/26/95        31.884        197.412        110.350
06/28/95        32.609        208.385        117.170
07/28/95        31.884        226.814        125.834
08/28/95        32.609        227.366        124.761
09/28/95        33.424        237.326        126.815
10/27/95        41.304        231.937        125.764
11/28/95        34.058        237.100        131.122
12/28/95        29.710        235.479        141.710
01/26/96        35.507        233.936        142.611
02/28/96        36.957        249.517        147.576


                                                EXECUTIVE COMPENSATION

                                              SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation received by the Company's
Chief Executive Officer and the remaining most highly paid executive officers for the three fiscal years ended February 28, 1996.

                                         Annual Compensation                  Long-Term Compensation
                                   --------------------------------  -------------------------------------
                                                                              Awards               Payouts
                                                                     ------------------------      -------
                                                                        Restr                                  All Other
                                                          Other         Stock        Options/       LTIP        Compen-
                                     Salary     Bonus  Compensation     Awards        SAR's        Payouts      sation
        Name               Year        ($)       ($)      ($)(1)         ($)          (#)(2)         ($)        ($)(3)
        ----             -------     -------    -----  -----------     -------       --------      -------      ------
 ROBERT M. BENINGSON
 Chairman, President &     1994    360,000        0         0             0         1,000,000         0         20,578
 Chief Executive           1995    371,082        0         0             0           375,000         0         19,737
 Officer                   1996    400,681        0         0             0              0            0         12,109

 MICHAEL TRACHTENBERG
 Executive Vice            1994    170,000      25,000   147,555          0            80,000         0         16,865
 President & Chief         1995    190,000        0         0             0           100,000         0         18,863
 Financial and             1996    190,000        0         0             0              0            0         14,699
 Accounting Officer                               0
 ROBERT C. PALADINO
 Executive Vice            1994    160,000        0         0             0            50,000         0         16,865
 President                 1995    164,924        0         0             0            50,000         0         16,180
                           1996    179,538        0       15,000          0              0            0         14,699

(1)  Forgiveness of indebtedness.

(2) The Company does not grant SAR's. In Fiscal 1995, all grants were qualified stock options, In fiscal 1994, Mr. Beningson was granted 800,000 non-qualified stock warrants and 200,000 qualified stock options.
     Messrs. Trachtenberg and Paladino were granted qualified stock options.

(3) Represents the value of the Company's contribution to the ESOP allocable to executives' accounts for such year.

                                                             OPTION GRANTS

          Presented below is more information concerning the option awards shown on the Summary Compensation Table for the fiscal year ended February 28, 1996.

                            OPTION GRANTS IN LAST FISCAL YEAR

                                            Individual Grants
                         -----------------------------------------------------

                                                                                  Alternative
                         Options   % of Total Options    Exercise                 Grant Date
                         Granted  Granted to Employees     Price    Expiration  Present Value
        Name               (#)       in Fiscal Year      ($/Share)     Date            ($)
 ---------------------  --------     ---------------     ---------  ----------   -------------
 ROBERT M. BENINGSON        0              N/A              N/A         N/A           N/A

 MICHAEL TRACHTENBERG       0              N/A              N/A         N/A           N/A

 ROBERT C. PALADINO         0              N/A              N/A         N/A           N/A






























                                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                   AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information on option exercises in Fiscal
1996 by the named executive officers and the value of such officers unexercised options at February 28, 1996.

                                                                                    Value of Unexercised
                            Shares                      Unexercised Options         In-the-Money Options
                          Acquired on     Value        at Fiscal Year End (#)      at Fiscal Year End ($)
                                                   ---------------------------   --------------------------
                           Exercise     Realized
      Name                    (#)         ($)      Exercisable   Unexercisable   Exercisable  Unexercisable
 ----------------------    ---------   ----------  -----------   -------------   -----------  -------------

 ROBERT M. BENINGSON           0            0        2,325,000          0         1,946,125         0

 MICHAEL TRACHTENBERG       35,000       84,000        172,000       128,000        279,400       247,600

 ROBERT C. PALADINO            0            0          131,000        70,000        187,575       130,550


                                                          PENSION PLAN TABLE

          The following table shows estimated annual retirement benefits payable to executive officers and employees.


                                          Years of Service (2)
                                          --------------------
 Remuneration(1)       10          15          20           25             30               35+
 ------------      -----------  ---------   --------   -----------     ----------      ------------

       50,000         3,200       4,125      5,200         6,250           7,500             8,750
      100,000         8,200      11,625     15,200        18,250          21,675            24,175
      150,000        13,200      19,125     25,200        30,750          36,675            40,425
      200,000        18,200      26,625     35,200        43,250          51,675            56,675
      250,000        23,200      34,125     45,200        55,750          66,675            72,925

(1) Based on highest five year average and includes annual salary and cash bonus, if any. Benefits are not subject to deduction for social security.

(2)  The years of credited service for individuals listed in the Summary
     Compensation Table are 40 for Robert M. Beningson, 9 for Robert C.
     Paladino, and 13 for Michael Trachtenberg.

IRS regulations limit the amount of compensation credited for Pension Plan purposes to $150,000 per year, subject to cost of living increases.



Stock Option Plans
- ------------------

          The Company has a 1982 Incentive Stock Option Plan (the "1982 ISO
Plan") which is a "qualified" plan under Section 422 of the Internal Revenue
Code of 1986, as amended (the "Code"). All 1,400,000 qualified stock options authorized under the 1982 ISO Plan have been granted. The Plan expired on April 26, 1992. Options to purchase 630,900 shares remain outstanding under the Plan as of May 6, 1996.

          The York Research Corporation 1993 Incentive Stock Option Plan (the
"1993 ISO Plan") authorizes the granting from time to time of options to purchase shares of the Company's Common Stock ("Options") to officers and employees of and consultants to the Company and its subsidiaries ("Employees"), up to a maximum of 3,000,000 shares of Common Stock in the aggregate.
Non-employee Directors of the Company are not eligible to receive options under the 1993 ISO Plan. Options may either be "incentive stock options"
("ISO's") under Section 422 of the Internal































Revenue Code of 1986, or may be non-qualified options. In the case of ISO's granted under the ISO Plan, the exercise price of each ISO must not be less than either the fair market value of the Common Stock of the Company on the date the ISO is granted, except that, in the case of an ISO granted to any person whose stock ownership at the time of the grant exceeds 10% of the combined voting power of all classes of stock of the Company or any subsidiary ("10% Holder"), the exercise price must be at least 110% of the fair market value of the Common
Stock on the date of grant. The term "fair market value" for purposes of the 1993 ISO Plan is the closing price of a share of Common Stock of the Company as reported by NASDAQ. With respect to non-qualified options, the exercise price is set by the Incentive Stock Option Committee ("ISO Committee"), but will not be less than the par value per share of the Company's common stock. The 1993
ISO Plan provides that each option agreement shall specify a period during which the Option is exercisable of not more than 10 years from the date of grant except that Options granted to 10% Holders shall not be exercisable after the expiration of five years from the date of grant. Options are exercisable until the date of termination of employment unless the ISO Committee agrees to extend the option period for up to three months beyond the employment termination date.
The ISO Committee also determines when each Option granted under the 1993 ISO
Plan will become exercisable. Payment for shares upon exercise of Options may be in cash, an exchange of shares of the Company's Common Stock if deemed acceptable to the ISO Committee, a promissory note for such part of the purchase price as is deemed acceptable to the ISO Committee, the terms of any such promissory note to be determined by the ISO Committee or by any combination of the foregoing. Options to purchase 1,313,238 shares remain outstanding under the 1993 ISO Plan as of May 6, 1996.

Employee Stock Ownership Plan
- -----------------------------

          During 1988, the Company adopted an Employee Stock Ownership Plan
("ESOP"). The ESOP purchases shares of Common Stock from the Company and, occasionally, on the open market. To purchase these shares the ESOP borrowed the funds from the Company. The repayment of these loans is expected from future employer contributions to the Plan and ESOP third party funding
(including sales of shares). The Company contributed approximately $413,000, $373,000 and $320,000 to the ESOP during Fiscal 1996, 1995 and 1994, respectively.

          Mr. Whiteman is the Trustee of the ESOP. The shares that are held by the ESOP are allocated annually to individual employees according to a formula set forth in the ESOP.

Employee Savings Plan
- ---------------------

          In 1988, the Company adopted the York Research Corporation 401(k) Plan
(the "401(k) Plan"). The 401(k) Plan allows employees of the Company to defer a portion of their earnings on a pre-tax basis through contributions to the 401(k)
Plan.  The Company may at its discretion make a contribution to the 401(k) Plan.
To date, the Company has elected not to contribute to the 401(k) Plan.





































Defined Benefit Plan
- --------------------

          The Company has a defined benefit pension plan covering substantially all employees not covered by a collective bargaining agreement. The benefits are based on years of service and the highest consecutive five years of the employees' compensation. The Company's funding policy is to contribute annually the amount necessary to satisfy the Internal Revenue Service's funding standards. Contributions are intended to provide, not only for benefits attributed to service to date, but also for those expected to be earned in the future.


                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners
- -----------------------------------------------


          The following table sets forth the information indicated as of May 6, 1996, as to all persons known by the Board of Directors to be the beneficial owners of more than five percent of the Corporation's Common Stock.


                                 Amount and Nature
                                   of Beneficial     Percent of
 Name of Beneficial Owner            Ownership       Class (1)
 ------------------------        ------------------  ----------
 Robert M. Beningson               3,591,000 (1)(2)     23.1%
 280 Park Avenue
 Suite 2700 West
 New York, NY  10017

 H. Clifton Whiteman               1,301,420 (1)(4)      9.8%
 280 Park Avenue
 Suite 2700 West
 New York, NY 10017

 York Research Corporation         1,186,220             9.0%
 Employee Stock Ownership Plan
 280 Park Avenue
 Suite 2700 West
 New York, NY  10017


See note references below.







































Security Ownership of Management
- --------------------------------

          The following table sets forth the information indicated as of May 6, 1996 with respect to common stock of the Company beneficially owned by directors and officers of the Company and by directors and officers as a group:


                             Amount and Nature of     Percent of
 Name of Beneficial Owner    Beneficial Ownership     Class (1)
 ------------------------    --------------------     ----------
 Robert M. Beningson                  3,591,000(2)       23.1%

 Stanley Weinstein                       20,000(3)         (3)

 H. Clifton Whiteman                  1,301,420(4)       9.8%

 Michael Trachtenberg                   316,200(5)        2.3%

 Robert C. Paladino                     203,000(6)        1.5%

 Directors and officers as            5,431,620          33.7%
 a group (5) persons
 -------------------------



(1) The Percent of Class is based upon 13,222,369 issued and outstanding shares of common stock as of the May 6, 1996 plus the shares that underlie unexercised warrants or options held by the individuals.

(2) Includes 824,000 shares owned directly plus warrants to purchase 1,750,000 shares of common stock, options to purchase 575,000 shares of common stock and 442,000 shares owned by RRR'S Ventures, Ltd., a corporation controlled by Mr. Beningson.

(3) Includes warrants to purchase 20,000 shares of common stock. Less than 1% ownership.

(4)  Includes 75,200 shares owned directly by Mr. Whiteman, warrants to purchase
     40,000 shares of common stock, and 1,186,220 shares held by the ESOP of which Mr. Whiteman is the trustee.

(5) Includes 16,200 shares owned directly by Mr. Trachtenberg and options to purchase 300,000 shares of common stock.

(6) Includes 2,000 shares owned directly by Mr. Paladino and options to purchase 201,000 shares of common stock.









































Item 2.
- -------

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          The Board recommends that the stockholders ratify its selection of Grant Thornton LLP, independent certified public accountants, to audit the accounts of the Company for its fiscal year ending February 28, 1997. Grant
Thornton LLP has served as the independent certified public accountant for the Company since November, 1991. A representative of Grant Thornton LLP will be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions raised at the Meeting.

                   THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
                           VOTE FOR SUCH RATIFICATION

                                  OTHER MATTERS

          The Board does not intend to bring any other matters before the Meeting and, at the time of filing this Proxy statement with the Securities and Exchange Commission, is not aware that any other matters are to be presented for action at the Meeting by others. If any other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies on such matters.


                STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

          In order for stockholder proposals to be eligible for inclusion in the Company's proxy material relating to its 1997 Annual Meeting of Stockholders, they must be received by the Company no later than January 23, 1997.

                                        By Order of the Board of Directors



                                        Robert M. Beningson
                                        President and Chairman of the Board







                                        YORK RESEARCH CORPORATION

                              PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS
                                              June 26, 1996

                       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Michael Trachtenberg and Robert M. Beningson, and each of them, the proxy or proxies of the undersigned with full power of substitution, to vote and act in his name, place and stead at the 1996 Annual Meeting of Stockholders of York Research Corporation (the "Company")
to be held at The Intercontinental Hotel, 111 East 48th Street, New York, New York, on Wednesday, June
26, 1996 at 10:00 A.M., local time and at any adjournment or adjournments thereof, with such powers as the undersigned would have if he were personally present thereat, as follows:

1.   Election of a Director in the Class indicated for the term set forth in the Proxy Statement.
          ___  FOR all nominees listed       ___ WITHHOLD AUTHORITY
               (except as marked to the             to vote for all nominees
                  contrary

               H. CLIFTON WHITEMAN (Class B)

INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME BELOW)
- -----------

               ________________________________________________________________________

2.   Proposal to ratify the appointment of Grant Thornton LLP as the independent certified public accountants of the Company for the fiscal year ending February 28, 1997.

          For ___        Against ___              Abstain ___

4.   In their discretion, upon any other business which may property come before the Meeting.


The Proxies Shall Vote For Proposals 1 and 2 Unless Contrary Instructions Are Given Herein
                       ---


                                                  Dated _________________, 1996

                                                  _____________________________
                                                  Stockholder's Signature

                                                  _____________________________
                                                  Signature if held jointly

                                                  NOTE: Please sign your name or names exactly as set
                                                  forth above.  When shares are held by joint tenants,
                                                  both should sign.  If signing as attorney, executor,
                                                  administrator, trustee or guardian, or in any similar
                                                  capacity, please indicate the capacity in which you are
                                                  acting.  Proxies executed by a corporation should be
                                                  signed in full corporate name by a duly authorized
                                                  officer and should bear the corporate seal. Proxies
                                                  executed by a partnership should be signed in
                                                  partnership name by an authorized person.


                                                           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                           CARD PROMPTLY USING THE ENCLOSED ENVELOPE
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